UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 2010

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 2300

Los Angeles, California, 90067

(Address of principal executive offices)

(310) 358-3213

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Effective as of January 26, 2010, Public Media Works, Inc. (the “Company”) issued 500,000 shares of common stock to George Mainas in consideration for his agreement to convert $50,000 of Company debt owed to him at $.10 per share, and his extension of the repayment date under his loan agreement to February 28, 2010. Mr. Mainas is a director, creditor and shareholder of the Company. The shares of the Company’s Common Stock issued to Mr. Mainas are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption there under.

Effective as of January 26, 2010, the Company issued 100,000 shares of common stock to Al Hayes, a former officer and director of the Company, in consideration for his services to the Company. The shares of the Company’s Common Stock issued to Mr. Hayes are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption there under.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: January 28, 2010	By:	/s/ JOSEPH MERHI
Joseph Merhi Chief Executive Officer